As filed with the Securities and Exchange Commission on March 31, 2022
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
Nuveen Churchill Private Capital Income Fund
(Exact Name of Registrant as Specified in its Charter)

Delaware	88-6187397
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

430 Park Avenue, 14th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒
Securities Act registration statement file number to which this form relates:
333-262771
Securities to be registered pursuant to Section 12(g) of the Act:
Class S Shares, par value $0.01 per share
Class D Shares, par value $0.01 per share
Class I Shares, par value $0.01 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.  Description of Registrant’s Securities to be Registered
The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of Nuveen Churchill Private Capital Income Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Common Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-262771), initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on February 14, 2022 (as amended from time to time, the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2.  Exhibits

3.1	Amended and Restated Agreement and Declaration of Trust of the Registrant*
3.2	Bylaws*
4	Distribution Reinvestment Plan*
* Filed herewith

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Date: March 31, 2022

Nuveen Churchill Private Capital Income Fund

By:	/s/ John McCally
Name:	John McCally
Title:	Vice President and Secretary